As filed with the Securities and Exchange Commission on September 8, 2009

Registration No. 333-159392

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-3

AMENDMENT NO. 4 TO

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

WORLD OMNI AUTO RECEIVABLES LLC

(Depositor with respect to the Issuing Entities Described Herein)

(Exact name of Registrants as Specified in their Charters)

Delaware	6189	52-2184798
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

World Omni Auto Receivables LLC 190 Jim Moran Blvd. Deerfield Beach, Florida 33442 (954) 429-2200	World Omni Auto Receivables LLC 190 Jim Moran Blvd. Deerfield Beach, Florida 33442 Attn: President (954) 429-2200
(Address, including zip code, and telephone number, including area code, of principal executive offices of Registrant)	(Name, address, including zip code, and telephone number, including area code, of agent for service)

With Copies To:

Jeffrey O’Connor, P.C. Kirkland & Ellis LLP 300 North LaSalle Street Chicago, Illinois 60654	Reed Auerbach Bingham McCutchen LLP One Battery Park Plaza, 34th Floor New York, New York 10004

Approximate Date of Commencement of Proposed Sale to the Public: from time to time after the effective date of this Registration Statement as determined in light of market conditions.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend reinvestment plans, check the following box.  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒ (Do not check if a smaller reporting company)	Smaller reporting company	☐

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

Explanatory Note

This Amendment No. 4 is being filed solely for the purpose of amending Item 16 of Part II of the Registration Statement on Form S-3 (File No. 333-159392) and filing certain exhibits to the Registration Statement. No other changes or additions are being made hereby to the preliminary prospectus supplement and prospectus which forms part of the Registration Statement or to Items 14, 15 or 17 of Part II of the Registration Statement. Accordingly, the preliminary prospectus supplement and prospectus and Items 14, 15 and 17 of Part II of the Registration Statement have been omitted from this filing.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 16.	EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.

A list of exhibits filed herewith or incorporated by reference is contained in the Exhibit Index which is incorporated herein by reference.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing Form S-3 and has duly caused this Amendment No. 4 to Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Deerfield Beach, State of Florida, on the 8th day of September 2009.

WORLD OMNI AUTO RECEIVABLES LLC

/s/ Victor A. De Jesus
Victor A. De Jesus
Vice President and Chief Financial Officer

Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 4 to Registration Statement has been signed on September 8, 2009 by the following persons in the capacities indicated.

Signature	Title

Frank A. Armstrong*	President and Director
Frank A. Armstrong	(Principal executive officer)

/s/ Victor A. De Jesus	Vice President and Chief Financial Officer
Victor A. De Jesus	(Principal financial and accounting officer)

Colin W. Brown*	Director
Colin W. Brown

Daniel M. Chait*	Director
Daniel M. Chait

Bernard J. Angelo*	Director
Bernard J. Angelo

Frank B. Bilotta*	Director
Frank B. Bilotta

*By:	/s/ Victor A. De Jesus
	Name:	Victor A. De Jesus
	Title:	Attorney-in-fact

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EXHIBIT INDEX

Exhibit Index	Description
1.1***	Form of Underwriting Agreement for the Notes

3.1	Limited Liability Company Agreement of the Registrant (incorporated by reference to Exhibit No. 3.1 of registration statement no. 333-355542)

3.2***	Amendment No. 1 to Limited Liability Company Agreement of the Registrant

4.1***	Form of Sale and Servicing Agreement among World Omni Financial Corp., the Depositor and the Issuing Entity

4.2***	Form of Indenture between World Omni Auto Receivables Trust 20 - (the “Issuing Entity”) and the Indenture Trustee

4.3***	Form of Trust Agreement among the Depositor and the Owner Trustee

5.1	Opinion of Kirkland & Ellis LLP with respect to legality

8.1	Opinion of Kirkland & Ellis LLP with respect to federal income tax matters

23.1	Consent of Kirkland & Ellis LLP (to be included as part of Exhibit 5.1)

24.1	Power of Attorney (included in signature page of original filing)

25.1**	Statement of Eligibility of the Indenture Trustee for the Notes

99.1***	Form of Receivables Purchase Agreement between World Omni Financial Corp. and the Depositor

99.2***	Form of Administration Agreement among World Omni Financial Corp., the Issuing Entity and the Indenture Trustee

**	To be filed in accordance with Section 305(b)(2) of the Trust Indenture Act of 1939.
***	Previously filed.

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